CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-212199) and Form S-3 (No. 333-212200) of Nexeo Solutions, Inc. of our reports dated December 8, 2016 relating to the consolidated financial statements and financial statement schedule which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 8, 2016